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Exhibit 10.4

        CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.R.F §§ 200.80(B)4 AND 240.24B-2

Execution Copy

TERMINATION AGREEMENT

ELAN CORPORATION, PLC

ELAN PHARMA INTERNATIONAL LIMITED

ELAN INTERNATIONAL SERVICES, LTD.

ISIS PHARMACEUTICALS, INC.

AND

HEPASENSE LTD

INDEX

CLAUSE 1	DEFINITIONS	4
CLAUSE 2	TERMINATION OF THE HEPASENSE AGREEMENTS	5
CLAUSE 3	REPRESENTATIONS/WARRANTIES/CONFIRMATONS AND INDEMNITIES	6
CLAUSE 4	INTELLECTUAL PROPERTY	9
CLAUSE 5	RIGHTS RELATED TO SECURITIES	9
CLAUSE 6	COMPLETION	9
CLAUSE 7	CONFIDENTIALITY	10
CLAUSE 8	WAIVER OF ACCRUED RIGHTS / MUTUAL RELEASES	11
CLAUSE 9	GENERAL	12

        THIS TERMINATION AGREEMENT made as of this 5th day of November, 2002 (this "Agreement")

AMONG:-

        (1)  ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland ("Elan Corp");

        (2)  ELAN PHARMA INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland ("EPIL Shannon");

        (3)  ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("EIS");

        (4)  ISIS PHARMACEUTICALS, INC., a Delaware corporation having its principal place of business at 2292 Faraday Avenue, Carlsbad, CA 92008, United States of America ("Isis"); and

        (5)  HEPASENSE, LTD., an exempted company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda ("Hepasense").

RECITALS:

        A.    The Parties entered into various agreements whereby Elan Corp, EPIL Shannon, EIS and Isis established the joint venture company, Hepasense, and Elan Corp, EPIL Shannon and Isis each licensed certain intellectual property to Hepasense for a specified field of use. Specifically:

          (i)    Elan Corp, EIS, EPIL Shannon, Isis and Hepasense entered into a Subscription, Joint Development and Operating Agreement dated 14 January 2000 (the "JDOA");

          (ii)  Elan Corp, EPIL Shannon, Isis and Hepasense entered into a License Agreement dated 14 January 2000 (the "Elan License Agreement");

          (iii)  Isis, Hepasense, Elan Corp and EPIL Shannon entered into a License Agreement dated 14 January 2000 (the "Isis License Agreement");

          (iv)  Isis, Elan Corp, EIS and EPIL Shannon entered into a Funding Agreement dated 14 January 2000 (the "Funding Agreement").

        B.    The JDOA and Funding Agreement are together defined in this Agreement as the "Hepasense Agreements".

        C.    The Parties also entered into a certain Securities Purchase Agreement dated 14 January 2000, as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated 25 April 2002 (the "Securities Purchase Agreement"), whereby Isis sold and EIS and EPIL Shannon purchased certain securities of Isis and such parties agreed to certain matters related to the ownership of such securities.

        D.    The Parties now wish to (i) terminate in full the Hepasense Agreements as set forth below, (ii) set forth their agreement in relation to other matters and (iii) amend certain agreements as set forth below in relation to matters related to security holdings in Isis.

        IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1    DEFINITIONS:

        Capitalised terms used in this Agreement shall have the same meanings assigned to them in the Hepasense Agreements or the License Agreements (as applicable), unless such terms are expressly defined to the contrary in this Agreement.

        "Affiliate" shall mean any corporation or entity controlling, controlled or under the common control of any other corporation or entity, excluding, in the case of Elan Corp, an Elan JV. For the purpose of this definition, (i) "control" shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors; and (ii) notwithstanding the above, neither Hepasense nor EPIL II, shall be an Affiliate of Elan Corp, EIS or Isis.

        "Balance Sheet" shall mean the unaudited balance sheet of Hepasense made up to the Balance Sheet Date, as set forth in Schedule 3.2.

        "Balance Sheet Date" shall mean 30 June 2002.

        "Effective Date" shall mean the date of this Agreement.

        "Elan" shall mean Elan Corp and its Affiliates.

        "Elan Improvements" shall have the meaning set forth in the JDOA.

        "Elan JV" shall mean an entity that Elan and a third party (i) establish or have established; (ii) take shareholdings in or have a right to take shareholdings in; and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

        "Elan Know-How" shall have the meaning set forth in the Elan Licence Agreement.

        "Elan Patents" shall have the meaning set forth in the Elan Licence Agreement.

        "EPIL II" shall mean Elan Pharmaceuticals Investment II, Ltd. an exempted limited liability company incorporated under the laws of Bermuda.

        "Exchange Right" has the meaning assigned to such term in the Certificate of Designations of Series B Preferred Shares of Isis issued on 14 January 2000.

        "Force Majeure" shall mean causes beyond a Party's reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a governmental authority.

        "Hepasense" shall mean Hepasense Ltd. and its Affiliates.

        "Hepasense Trademark" shall mean Hepasense, Ltd..

        "Hepasense Intellectual Property" shall mean Hepasense Intellectual Property as such term is defined in the JDOA.

        "Isis" shall mean Isis Pharmaceuticals, Inc. and its Affiliates.

        "Isis Improvements" shall mean improvements to the Isis Patents and/or the Isis Know-How, developed (i) by Isis outside the Project, (ii) by Isis, Elan or Hepasense or by a third party (under contract with Hepasense, Elan or Isis) pursuant to the Project, and/or (iii) jointly by any combination of Isis, Elan, Hepasense or a third party (under contract with Hepasense, Elan or Isis) pursuant to the Project.

        "Isis Know-How" shall mean Isis Know-How (as such term is defined in the Isis Licence Agreement).

        "Isis Patents" shall mean Isis Patents (as such term is defined in the Isis Licence Agreement).

        "License Agreements" shall mean the Elan License Agreement and the Isis License Agreement, collectively.

        "Party" shall mean Elan Corp, EIS, EPIL Shannon, Isis or Hepasense, as the case may be, and "Parties" shall mean all such parties together.

        "Project" shall have the meaning set forth in the JDOA.

        "Territory" shall mean all the countries of the world.

        "United States Dollar" and "US$" and "$" shall mean the lawful currency of the United States of America.

2    TERMINATION OF THE HEPASENSE AGREEMENTS

        2.1  Subject to the provisions of Clause 2.3 hereof, the Parties hereby agree to terminate the Hepasense Agreements, including without limitation, those provisions expressly stated to survive termination, in each case with effect from the Effective Date.

        Subject to Clause 2.2, all the provisions of the Hepasense Agreements shall terminate forthwith with effect from the Effective Date and be of no further legal force or effect.

        2.2  For the avoidance of doubt, the Parties agree that Clause 17.1 of the JDOA, Clause 17.2 of the JDOA and Clause 17.3 of the JDOA shall be terminated forthwith with effect from the Effective Date and be of no further legal force or effect.

        The Parties acknowledge that the provisions of Clause 17.4 of the JDOA (the "Tag-along Provisions") shall continue in full force and effect as between EPIL II and Isis as holders of certain shares in Hepasense. Solely for the purposes of the Tag-along Provisions, any definitions or additional clauses of the JDOA required to give effect to the Tag-along Provisions will be deemed to survive termination.

        The Parties agree that EPIL II is a third party beneficiary of this Clause 2.2.

        2.3  For the avoidance of doubt and without prejudice to the generality of the foregoing Clause 2.1, the Parties hereby acknowledge and agree as follows as of the Effective Date:

          2.3.1  the nominees on the Management Committee of EIS shall be deemed to have been removed from the Management Committee by EIS;

          2.3.2  the nominees on the R&D Committee of Elan (as such term is used in the JDOA), shall be deemed to have been removed from the R&D Committee by Elan (as such term is used in the JDOA);

          2.3.3  Elan shall terminate or shall cause to be terminated any and all research and development work being conducted in connection with or pursuant to any Research and Development Program of Hepasense, the Hepasense Agreements, or otherwise on behalf of Hepasense;

          2.3.4  the Parties shall terminate or cause to be terminated any and all technical services and assistance being conducted in connection with the Hepasense Agreements;

          2.3.5  for the avoidance of doubt, none of the Parties shall have any obligation to provide working capital, research or development funding, or other funding or financing of any nature to Hepasense;

          2.3.6  for the further avoidance of doubt, the Parties agree that Elan has had no obligation to provide working capital, research or development funding, or other funding or financing of any nature to Hepasense following 30 June 2002;

          2.3.7  Elan shall not have any obligation to pay any milestone payment or make any milestone investment to or in Hepasense or Isis whether relating to the Project, the achievement of any objectives set forth therein or otherwise.

        2.4  Each of the Parties acknowledges and agrees with the other Parties that, as of the Effective Date, no monies are owed or are refundable by any of the Parties to the others pursuant to the Hepasense Agreements or the License Agreements, other than such sums owed to Isis and/or Elan by Hepasense pursuant to the JDOA as are set forth on Schedule 2.4, to be paid promptly after the Effective Date.

3    REPRESENTATIONS, WARRANTIES, CONFIRMATIONS AND INDEMNITIES

        3.1    Sub-licenses:

        Isis and Hepasense jointly and severally represents and warrants to the other Parties that it has not granted any sub-licences or any other rights of any nature to any third parties pursuant to the Elan License Agreement or the Isis License Agreement.

        3.2    Balance Sheet:

        Isis represents and warrants to the other Parties that the Balance Sheet is accurate and that, since the Balance Sheet Date, there has been no material adverse change in the financial position or prospects of Hepasense.

        Isis represents and warrants to the other Parties that there are no other creditors of Hepasense other than as described in the Balance Sheet.

        3.3    Third party agreements / Orders / Claims:

          3.3.1  Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, Hepasense is not a party to, or bound by, any judgement, order, decree or other directive of or stipulation with any court or any governmental or regulatory authority.

          3.3.2  Isis and Hepasense jointly and severally represents and warrants to the other Parties that Hepasense is not a party to, or bound by, or is a third party beneficiary of any agreement with any third party, except for the Hepasense Agreements and the License Agreements, other than as set out in Schedule 3.3.2 ("Hepasense Third Party Agreement(s)").

          For the avoidance of doubt and with reference to the indemnity Clause 3.6.1, the Parties agree that the indemnity in Clause 3.6.1 shall extend to any claims, losses, liabilities or damages arising from such Hepasense Third Party Agreements.

          3.3.3  Where Elan is a party to any Hepasense Third Party Agreement, the Parties agree as follows:-

            (1)  Elan will, as of the Effective Date, terminate its relationship thereunder with any other Party hereto which may be a party thereto, and cease to have any obligations of any nature whatsoever to any such Party thereunder;

            (2)  immediately following the Effective Date:

              (i)    Isis and/or Hepasense will notify the relevant third party to the Hepasense Third Party Agreement(s) in writing that Elan has terminated the Hepasense Agreements and will use best efforts to procure that the relevant third party executes a full release agreement ("Hepasense Third Party Release") in favour of Elan releasing Elan from all obligations of any nature whatsoever to the relevant third party under the relevant Hepasense Third Party Agreement; and

              (ii)  immediately following the execution of any Hepasense Third Party Release, Elan shall assign any rights it has under the relevant Hepasense Third Party Agreement to Hepasense.

            (3)  if Isis and/or Hepasense have not provided Elan with the Hepasense Third Party Release within 30 days of the Effective Date, the obligations of Isis and Hepasense under this Cause 3.3.3 shall continue but Elan will also be free to contact the relevant third party directly to effect the execution by the relevant third party of such a Hepasense Third Party Release.

        3.3.  Each of the Parties confirms to the other Parties hereto that, as of the Effective Date, to its actual knowledge, there are no claims, suits or proceedings pending or threatened against Hepasense.

        3.4    Regulatory Applications:

        Each of the Parties confirms to the other Parties that, prior to and as of the Effective Date, no regulatory applications have been filed by Hepasense or by any Party with any government authority in any part of the world for any Product, Hepasense Intellectual Property, or otherwise howsoever in relation to the Project other than such regulatory applications as are set out in Schedule 3.4.

        3.5    Exclusion of warranties / liability:

        EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED BY THE PARTIES.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL SPECIAL OR INCIDENTAL OR PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASSIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

        3.6    Indemnity by Isis on future activities of Hepasense:

          3.6.1  Isis and Hepasense jointly and severally hereby agrees to indemnify and hold harmless Elan Corp, EIS and their respective Affiliates, officers, directors and employees, and any person holding office on or prior to the Effective Date as an EIS Director (as defined in the JDOA) (or any alternate director of the EIS Director) or as a member of the Management Committee or the R&D Committee (each such person or entity referred to as an "Indemnified Party") against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) incurred or sustained by such Indemnified Party to the extent based upon or arising out of any claim or proceedings made against Hepasense or an Indemnified Party which relate in any way to the activities of Hepasense, past present or future, including without limitation, claims arising with respect to the conduct of clinical trials (if any) by Hepasense, or by Isis or any other person or entity on behalf of Hepasense whether in connection with the Project or otherwise ("Claims"), [***]

          3.6.2  [***].

          3.6.3  For the avoidance of doubt and without prejudice to the generality of, or the limitations contained in, Clause 3.6.1, Isis and Hepasense jointly and severally shall indemnify and hold harmless Elan against any claims, losses, liabilities or damages and expenses (including reasonable attorneys' fees and expenses) which may arise in relation to any claim or proceedings made against Elan Corp or any of its Affiliates alleging infringement or other unauthorised use of the proprietary rights of a third party arising from the manufacture, importation, use, offer for sale, sale or other commercialization of the Product and the Hepasense Intellectual Property or any technology related thereto.

          3.6.4  For the avoidance of doubt and with reference to the indemnity in Clause 3.6.1 the Parties acknowledge that a clinical trial was carried out by Isis on behalf of Hepasense with respect to the development of the Product and the Parties agree that the indemnity in Clause 3.6.1 shall extend to any claims, losses, liabilities or damages arising from such clinical trial(s).

          3.6.5  An Indemnified Party will (i) notify Isis in writing of any Claims with respect to which the Indemnified Party intends to claim indemnification as soon as practicable after the Indemnified Party becomes aware of any such Claims; (ii) permit Isis to assume the defense thereof with counsel selected by Isis; and (iii) cooperate with Isis, at Isis' expense, in the defense thereof.

          If Isis does not elect to assume the defense of any Infringement Claim, then, upon 10 days written notice to Isis, the Indemnified Party may assume the defense of the Indemnification Claim. In such event, the Indemnified Party shall be entitled as part of its damages to indemnification for the reasonable costs of such defense.

          3.6.6  An Indemnified Party will have the right to participate and be represented (at Isis' expense) by legal counsel of the Indemnified Party's choice in all proceedings and negotiations, if representation by counsel retained by Isis would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceedings.

          3.6.7  An Indemnified Party will not settle or compromise any Claim without the prior written consent of Isis, which consent may not be unreasonably withheld. Isis will not settle or compromise any Claim in any manner that admits fault on the part of the Indemnified Party without the express prior written consent of the Indemnified Party, which consent may be withheld for any reason or no reason.

          3.6.8  Failure of the Indemnified Party to deliver notice to Isis within a reasonable time after becoming aware of potential Claims will not relieve Isis of any liability to the Indemnified Party pursuant to this Clause, except to the extent such delay prejudices Isis' ability to defend the Claim.

          3.6.9  Prior to the Effective Date, Isis shall furnish Elan Corp with copies of all policies of comprehensive general liability insurance and/or other insurance coverages (the "Policies") which it holds in respect of the clinical trial(s) referred to in Clause 3.6.4.

          Isis shall be obliged to maintain the Policies for a period of [***] from the Effective Date maintaining at all times at a minimum, the levels of cover evidenced in the Policies, and shall, at the reasonable request of Elan Corp from time to time, furnish to Elan Corp evidence that all premiums or other payments on the Policies are fully paid up and the Policies are subsisting.

        [***]

        3.7    Organization and authority:

        Each of the Parties represents and warrants to the other Parties that it is a corporation duly organised and validly existing under the laws of its jurisdiction of organisation and has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

        3.8    Approvals:

        Each of the Parties represents and warrants to the other Parties that no permit, authorization, consent or approval of or by ("Approval"), or any notification of or filing with ("Filing"), any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by such Party, or if any such Approval or Filing is so required, that same has been obtained or filed prior to the Effective Date.

        3.9    Trademark Applications

        Isis and Hepasense jointly and severally represents and warrants to the other Parties that it has not filed for any trademark protection or has not adopted any new trademark, apart from the Hepasense Trademark, in connection with its business or any product or service provided thereunder.

4    INTELLECTUAL PROPERTY

        4.1  Ownership:

        On and following the Effective Date:

          4.1.1  For the avoidance of doubt, the Elan Patents and/or the Elan Know-How shall remain the sole and exclusive property of Elan.

          Elan confirms that no Elan Improvements were developed pursuant to the Project, or otherwise pursuant to the Hepasense Agreements or the License Agreements.

          4.1.2  For the avoidance of doubt, the Isis Patents and the Isis Know-How and/or the Isis Improvements ([***] as set out in Schedule 4.1.2) shall remain the sole and exclusive property of Isis.

          4.1.3  All Hepasense Intellectual Property ([***] as set out in Schedule 4.1.3) shall remain the sole and exclusive property of Hepasense.

5    RIGHTS RELATED TO SECURITIES

        5.1    Nothing contained herein shall constitute a waiver of any right of EPIL Shannon, EIS or EPIL II or any of their respective successors and assigns with respect to their respective ownership of securities in Isis under any agreements of any kind in existence with Isis with respect thereto or under the charter or other governance documents of Isis, which agreements shall remain unmodified and in full force and effect, except as set forth in this Clause 5 and in Schedule 5.1.

6    COMPLETION

        6.1    On the Effective Date, Elan and Isis shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors and shareholders meetings of Hepasense, or such other meetings, as appropriate:

          6.1.1  the change of the registered office of Hepasense from at Clarendon House, 2 Church St., Hamilton, Bermuda;

          6.1.2  the modification, as appropriate, by board resolutions of Hepasense of matters such as the removal of EIS as book keeper for Hepasense, the removal of EIS representatives as authorised signatories of Hepasense's bank account, the resignation of the Company Secretary and any other related matters whatsoever; and

          6.1.3  any other steps required by this Agreement.

7    CONFIDENTIALITY

        7.1    Confidentiality:

          7.1.1  The Parties agree that it may be necessary pursuant to this Agreement, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information, processes, services and business of the disclosing Party.

          The foregoing shall be referred to collectively as "Additional Confidential Information".

          The Parties also agree that it may have been necessary to disclose to each other Confidential Information (as defined in the JDOA) pursuant to the Hepasense Agreements or the License Agreements.

          Together Additional Confidential Information and Confidential Information shall be referred to collectively as "Proprietary Information".

          7.1.2  Save as otherwise specifically provided herein, and subject to Clause 7.2 and 7.3, each Party shall disclose Proprietary Information of the other Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party's obligations under this Agreement, and not to any other third party.

          Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Proprietary Information and their duties hereunder and to obtain their agreement hereto as a condition of receiving Proprietary Information.

          Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Proprietary Information disclosed to it by the other party.

          Each Party shall promptly, upon request of the other Party, return all documents and any copies thereof containing Proprietary Information belonging to, or disclosed by, such other Party, save that it may retain one copy of the same solely for the purposes of ensuring compliance with this Clause 7.

          7.1.3  Any breach of this Clause 7 by any person informed by one of the Parties is considered a breach by the Party itself.

          7.1.4  Proprietary Information shall be deemed not to include:

            (1)  information which is in the public domain;

            (2)  information which is made public through no breach of this Agreement;

            (3)  information which is independently developed by a Party, as evidenced by such Party's records;

            (4)  information that becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than the other Party, which source did not acquire this information on a confidential basis.

          7.1.5  The provisions relating to confidentiality in this Clause 7 shall remain in effect during the term of this Agreement, and for a period of 10 years following the Effective Date of this Agreement.

          7.1.6  The Parties agree that the obligations of this Clause 7 are necessary and reasonable in order to protect the Parties' respective businesses, and each Party agrees that monetary damages may be inadequate to compensate a Party for any breach by the other Party of its covenants and agreements set forth herein.

          The Parties agree that any such violation or threatened violation may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 7, or a continuation of any such breach by the other Party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

        7.2    Announcements:

          7.2.1  Subject to Clause 7.3, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any Party without the prior written approval of the other Party or Parties.

          The terms of any such announcement shall be agreed in good faith by the Parties.

        7.3    Required Disclosures:

          7.3.1  A Party (the "Disclosing Party") will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Proprietary Information that the Disclosing Party is required to make or disclose pursuant to:

            (1)  a valid order of a court or governmental authority; or

            (2)  any other requirement of law or any securities or stock exchange;

  provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other Party or Parties prompt notice of such fact to enable the other Party or Parties to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure.

          The Disclosing Party shall fully co-operate with the other Party or Parties in connection with that other Party's or Parties' reasonable efforts to obtain any such order or other remedy.

          If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

          7.3.2  Each of the Parties shall be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the License Agreements to a potential third party purchaser in connection with Clause 9.2 provided that the relevant third party purchaser or assignee has entered into a confidentiality agreement on terms no less protective than the terms of this Clause 7.

        8    WAIVER OF ACCRUED RIGHTS/MUTUAL RELEASES

        8.1    With effect from the Effective Date, each Party and each of its Affiliates ("Releasor"):-

          8.1.1  waives any accrued rights that Releasor may have accrued against the other Parties and each of its Affiliates, officers, directors, representative, agents and employees and the assigns and successors in interest of any of the foregoing entities ("Releasees"), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the Hepasense Agreements or the License Agreements; and

          8.1.2  fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the Hepasense Agreements or the License Agreements.

        8.2    For the avoidance of doubt the provisions of this Clause 8 shall not in any way act as a waiver by any of the Parties in respect of any of the provisions set forth in this Agreement (including, for the avoidance of doubt, Clause 3.6.1).

9    GENERAL

        9.1    Governing law and jurisdiction:

          9.1.1  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles under the laws of the State of New York.

          9.1.2  Any dispute under this Agreement which is not settled by mutual consent shall be finally settled by binding arbitration, conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said rules. Such arbitrator shall be reasonably satisfactory to each of the Parties; provided, that if the Parties are unable to agree upon the identity of such arbitrator within 15 days of demand by either Party, then either Party shall have the right to petition the Presiding Justice to appoint an arbitrator.

          9.1.3  The arbitration shall be held in New York, New York and the arbitrator shall be an independent expert in pharmaceutical product development and marketing (including clinical development and regulatory affairs).

          9.1.4  The arbitrator shall determine what discovery will be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery; provided the arbitrator shall permit such discovery as they deem necessary to permit an equitable resolution of the dispute.

          9.1.5  Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof.

          9.1.6  The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the Parties and each Party shall bear its own costs and attorneys' and witness' fees incurred in connection with the arbitration.

          9.1.7  In rendering judgement, the arbitrator shall be instructed by the Parties that he shall be permitted to select solely from between the proposals for resolution of the relevant issue presented by each Party, and not any other proposal.

          9.1.8  A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty (30) days following the final decision of the arbitrators or such other reasonable period as the arbitrators determine in a written opinion.

          9.1.9  Any arbitration under the this Agreement shall be completed within one year from the filing of notice of a request for such arbitration.

          9.1.10  The arbitration proceedings and the decision shall not be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless otherwise permitted by the other Party.

          9.1.11  The Parties agree that the decision shall be the sole, exclusive and binding remedy between them regarding any and all disputes, controversies, claims and counterclaims presented to the arbitrators. Application may be made to any court having jurisdiction over the Party (or its assets) against whom the decision is rendered for a judicial recognition of the decision and an order of enforcement.

        9.2    Assignment

        This Agreement shall not be assigned by any Party without the prior written consent of the others, save that any Party:

          9.2.1  may assign this Agreement in whole or in part and delegate its duties hereunder to its Affiliate or Affiliates without such consent; and

          9.2.2  may assign its rights and obligations to a successor (whether by merger, stock sale, consolidation, reorganisation or other similar event) or purchaser of all or substantially all of its assets relating to such Party's technology related to this Agreement, provided that such successor or purchaser has agreed in writing to assume all of such Party's rights and obligations hereunder and a copy of such assumption is provided to the other Parties.

        For the avoidance of doubt, nothing in this Clause 9.2 shall affect the provisions governing assignment of securities in Schedule 5.1 hereof.

        9.3    Notices

          9.3.1  Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, internationally recognized courier or telefaxed to the following addresses:

If to Hepasense at:
Hepasense Limited Clarendon House 2 Church St. Hamilton Bermuda
Attention:	B. Lynne Parshall, Esq.
Telephone:	760-603-2460
Fax:	760-931-9639
with a copy to Isis at:
2292 Faraday Avenue Carlsbad, CA 92008
Attention:	B. Lynne Parshall, Esq.
Telephone:	760-603-2460
Fax:	760-931-9639

If to Isis at:
Isis Pharmaceuticals, Inc. 2292 Faraday Avenue Carlsbad, CA 92008
Attention:	B. Lynne Parshall, Esq.
Telephone:	760-603-2460
Fax:	760-931-9639
If to Elan, EIS and/or EPIL Shannon at:
Elan Corporation, plc Elan Pharma International Limited Elan International Services, Ltd. C/o Elan International Services, Ltd. 102 St. James Court Flatts, Smiths FL04 Bermuda
Attention:	Secretary
Telephone:	441 292 9169
Fax:	441 292 2224

  or to such other address(es) and telefax numbers as may from time to time be notified by any Party to the others hereunder.

          9.3.2  Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch or delivery to the relevant courier and notice sent by fax shall be deemed to have been delivered upon confirmation receipt. Notice of change of address shall be effective upon receipt.

        9.4    Waiver

        No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

        9.5    Severability

        If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

          9.5.1  such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

          9.5.2  if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of this Agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

        9.6    Further Assurances

        At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

        9.7    Successors

        This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

        9.8    Amendments

        No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

        9.9    Counterparts

        This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

        9.10    Costs

        Each Party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

        9.11    Force Majeure:

        Neither Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable.

        9.12    Relationship of the Parties:

        The Parties are independent contractors under this Agreement. Nothing herein contained shall be deemed to create or establish an employment, agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any express or implied power to enter into any contracts, commitments or negotiations or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

        9.13    Entire agreement:

          9.13.1  this Agreement and the License Agreements set forth all of the agreements and understandings between the Parties with respect to the subject matter hereof. There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement.

          9.13.2  No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically provided herein and only to the extent so specified.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

SCHEDULE 3.2

        [***]

SCHEDULE 2.4

        [***]

SCHEDULE 3.4
REGULATORY APPLICATIONS

        [***]

SCHEDULE 3.3.2
THIRD PARTY AGREEMENTS

        [***]

SCHEDULE 4.1.2
ISIS IMPROVEMENTS

        [***]

SCHEDULE 4.1.2
HEPASENSE INTELLECTUAL PROPERT

        [***]

SCHEDULE 5.1
RIGHTS RELATED TO SECURITIES
AMENDMENTS TO THE FINANCE DOCUMENTS

        [***]

        IN WITNESS WHEREOF the Parties have executed this Agreement.

SIGNED
BY:	/s/ KEVIN INSLEY for and on behalf of Elan Corporation, plc
SIGNED
BY:	/s/ KEVIN INSLEY for and on behalf of Elan Pharma International Limited
SIGNED
BY:	/s/ KEVIN INSLEY for and on behalf of Elan International Services, Ltd.
SIGNED
BY:	/s/ B. LYNNE PARSHALL for and on behalf of Hepasense Limited
SIGNED
BY:	/s/ B. LYNNE PARSHALL for and on behalf of Isis Pharmaceuticals, Inc.

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TERMINATION AGREEMENT ELAN CORPORATION, PLC ELAN PHARMA INTERNATIONAL LIMITED ELAN INTERNATIONAL SERVICES, LTD. ISIS PHARMACEUTICALS, INC. AND HEPASENSE LTD